                                                                   Exhibit 10.20

                     UNSECURED LINE OF CREDIT LOAN AGREEMENT
                          dated as of January 24, 1997


                                 By and Between


                        HEALTH SCIENCE PROPERTIES, INC.,
                             a Maryland Corporation
                                   As Borrower


                                       and


                            BANK OF AMERICA NATIONAL
                          TRUST AND SAVINGS ASSOCIATION
                                     As Bank

1.   LINE OF CREDIT AMOUNT AND TERMS ............................  1

     1.1    Line of Credit Amount ...............................  1
     1.2    Availability Period .................................  1
     1.3    Interest Rate .......................................  1
     1.4    Loan Documents ......................................  1

2.   FEES, EXPENSES .............................................  2

     2.1    Fees ................................................  2
     2.2    Expenses and Costs ..................................  2

3.   DISBURSEMENTS, PAYMENTS AND COSTS ..........................  2

     3.1    Requests for Credit .................................  2
     3.2    Disbursement and Payment Records ....................  3
     3.3    Telephone and Telefax Authorization .................  3
     3.4    Direct Debit ........................................  3
     3.5    Banking Days ........................................  4

4.   CONDITIONS .................................................  4

     4.1    Authorizations ......................................  4
     4.2    Governing Documents; Good Standing Certificates .....  4
     4.3    Loan Documents ......................................  4
     4.4    Legal Opinion .......................................  4
     4.5    Payment of Fees .....................................  4
     4.6    Other Items .........................................  4

5.   REPRESENTATIONS AND WARRANTIES .............................  5

     5.1    Organization of Borrower; Good Standing .............  5
     5.2    Authorization; Enforceable Agreement ................  5
     5.3    Financial Information ...............................  5
     5.4    Lawsuits ............................................  6
     5.5    Title to Assets .....................................  6

                                Table of Contents

     5.6    Permits, Franchises .................................  7
     5.7    Income Tax Returns ..................................  7
     5.8    ERISA Plans .........................................  8
     5.9    Other Obligations ...................................  8
     5.10   Event of Default ....................................  8
     5.11   Location of Borrower ................................  8

6.   COVENANTS ..................................................  8

     6.1    Use of Proceeds .....................................  9
     6.2    Financial Information ...............................  9
     6.3    Other Information ...................................  9
     6.4    Financial Covenants ................................. 10
     6.10   Keeping Guarantor Informed .......................... 12
     6.11   Notices to Bank ..................................... 13
     6.12   Audits; Books and Records ........................... 13
     6.14   Compliance with Laws ................................ 13
     6.15   Preservation of Rights .............................. 14
     6.16   Insurance ........................................... 14
     6.17   ERISA Plans ......................................... 14
     6.18   Additional Negative Covenants ....................... 14
     6.19   Cooperation ......................................... 15

7.   COLLATERAL ................................................. 15

8.   DEFAULT .................................................... 15

     8.1    Failure to Pay ...................................... 15
     8.2    False Information ................................... 15
     8.3    Bankruptcy .......................................... 15
     8.4    Receivers ........................................... 16
     8.5    Change of Management ................................ 16
     8.6    Judgments ........................................... 16

                                Table of Contents

     8.7    ERISA Plans ......................................... 16
     8.8    Government Action ................................... 16
     8.9    Material Adverse Change ............................. 17
     8.10   Default under Related Documents ..................... 17
     8.11   Other Breach Under This Agreement ................... 17

9.   ENFORCING THIS AGREEMENT; MISCELLANEOUS .................... 17

     9.1    Remedies ............................................ 17
     9.2    California Law ...................................... 17
     9.3    Arbitration ......................................... 17
     9.4    Presentment, Demands and Notice ..................... 18
     9.5    Indemnification ..................................... 18
     9.6    Attorneys' Fees ..................................... 19
     9.7    Notices ............................................. 19
     9.8    Multiple Borrowers.  Intentionally Deleted .......... 19
     9.9    General Partners.  Intentionally Deleted ............ 19
     9.10   Successors and Assigns .............................. 19
     9.11   No Third Parties Benefited .......................... 19
     9.12   Integration; Relation to Any Loan Commitment;
            Headings ............................................ 19
     9.13   Interpretation ...................................... 20
     9.14   Severability; Waivers; Amendments ................... 20
     9.15   Confidentiality ..................................... 20
     9.16   Counterparts ........................................ 20

                          LINE OF CREDIT LOAN AGREEMENT
                                   (Unsecured)

     This line of credit loan agreement (the "Agreement") dated as of January 24, 1997, by and between Bank of America National Trust and Savings Association (the "Bank") and Health Science Properties Inc., a Maryland Corporation (the "Borrower").

     Bank has agreed to provide this line of credit to Borrower on the terms and conditions set forth herein. This line of credit is revolving and is unsecured.

1.   LINE OF CREDIT AMOUNT AND TERMS.

     1.1  Line of Credit Amount.

          (a) During the Availability Period described below, the Bank will provide a line of credit (also referred to as the "Loan") to the Borrower. The amount of the line of credit is Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "Commitment" or the "Maximum Loan Amount").

          (b) This is a revolving line of credit. During the Availability Period, the Borrower may request advances for the amount of the available line of credit or less, may repay principal amounts, and may reborrow them.

          (c) The Borrower agrees not to permit the outstanding principal balance of the line of credit to exceed the Commitment.

     1.2  Availability Period.

          The line of credit is available (the "Availability Period") between the date of this Agreement and December 31, 1997 (the "Expiration Date") unless there is an Event of Default. If there is an Event of Default, then in addition to the Bank's other remedies, the Bank may terminate the Availability Period and may require the Borrower to repay any amounts outstanding under the line of credit immediately.

     1.3  Interest Rate.

          Borrower is executing a promissory note (the "Note") in the amount of the Commitment evidencing the Loan and payable to the Bank. The Note sets forth the interest rate and certain other terms and conditions applicable to the Loan.

     1.4  Loan Documents.

          The "Loan Documents" are defined as the documents indicated below, each dated as of the date of this Agreement unless indicated otherwise. A capitalized term used in this Agreement but not defined herein has the meaning given in the other Loan Documents.

          (a)  This Agreement

          (b)  The Note

          (c) Payment Guaranty ("Guaranty") executed by Health Science Properties Holding Corporation as Guarantor.

          (d)  Corporate Resolution to:

               (i)  borrow; and

               (ii) execute Payment Guaranty, as to the Guaranty

certified by the Corporate Secretary of the corporation. The Corporate Resolution shall also contain a Certificate of Incumbency for the authorized signing officers, containing their specimen signatures and certified by the Corporate Secretary.

2.   FEES, EXPENSES

     2.1  Fees.

          (a) Loan fee. The Borrower agrees to pay a fee of Twelve Thousand Five Hundred and 00/100 Dollars ($12,500.00) due on the date of delivery of the signed Loan Documents.

          (b) Unused Commitment fee. From and after the date Bank is required to extend any credit to Borrower as more specifically described herein, Borrower shall pay a fee calculated at 0.25% per year on any difference between the Commitment and the amount of credit it actually uses, determined by the weighted average Loan balance maintained during the specified period, from the date hereof, until the next following April 1 and during each subsequent three month period commencing on the first calendar day of each July, October, and November thereafter, and on the Expiration Date.

     2.2  Expenses and Costs.

          (a) Borrower shall pay all reasonable costs and expenses incurred by Bank in connection with the making, disbursement and administration of the Loan, and in the exercise of any of Bank's rights or remedies under the Loan Documents. Such costs and expenses include reasonable legal fees and expenses of Bank's counsel and any other reasonable fees and costs for services, regardless of whether such services are furnished by Bank's employees or by independent contractors. Borrower acknowledges that the other fees payable to Bank do not include amounts payable by Borrower under this Section 2.2.

          (b) The Borrower agrees to indemnify the Bank from and hold it harmless against any transfer or documentary taxes, assessments or charges imposed by any governmental authority by reason of the execution, delivery and performance of the Loan Documents. Borrower's obligations under this Section 2.2 shall survive payment of the Loan and assignment of any rights hereunder.

3.   DISBURSEMENTS, PAYMENTS AND COSTS

     3.1  Requests for Credit.

          (a) Borrowing Notice. Each request for an advance shall be made upon the irrevocable written notice of Borrower in a manner reasonably acceptable to the Bank (including notice via facsimile confirmed by a mailed copy) in the form of a Borrowing Notice (attached hereto as Exhibit A).

               (i) Each Borrowing Notice shall contain a certification from Jerry Sudarsky or Joel Marcus or another authorized officer of the

Borrower that (A) no Event of Default, after giving effect to the requested borrowing, will exist, (B) the aggregate outstanding balance of the line of credit after giving effect to the requested borrowing will not exceed the Commitment and setting forth the basis for such calculation, and (C) the proceeds from the requested borrowing will be used only for purposes permitted under the Agreement.

               (ii) Each Borrowing Notice shall be submitted to and received by Bank on the dates and at the times set forth in Exhibit A to the Note.

     3.2  Disbursement and Payment Records.

          Each disbursement by the Bank and each payment by the Borrower will be evidenced by records kept by the Bank.

     3.3  Telephone and Telefax Authorization.

          (a) The Bank may honor telephone or telefax instructions for advances or repayments (or for the designation of any optional interest rates that may be permitted by the Note) given by any one of the individuals authorized to sign loan documents on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

          (b) Advances will be deposited in Borrowers account number _________, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

          (c) The Borrower indemnifies and releases the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions Bank reasonably believes are made by any individual authorized by the Borrower to give such instructions other than if such loss results from the gross negligence, willful misconduct or bad faith of the Bank or its officers or employees. This indemnity and release shall survive this Agreement's termination.

     3.4  Direct Debit.

          (a) Borrower agrees that payments due on the Note and any fees owed hereunder will be deducted automatically on the due date from account number ____________ maintained by Borrower at the Bank (the "Account"). If a due date does not fall on a Banking Day, Bank will debit the Account on the first Banking Day following the due date.

          (b) Borrower will maintain sufficient funds in the Account on the dates Bank enters debits authorized by this Agreement. If there are insufficient funds in the Account on the date Bank enters any debit authorized by this Agreement, without limiting Bank's other remedies in such event, the debit will be reversed.

          (c) Either Borrower or Bank may terminate this direct debit arrangement at any time by providing prior written notice to the other.

          (d) Approximately five (5) days prior to each due date, the Bank will mail to the Borrower a statement of the amounts that will be due on that due date (the "Billed Amount"). The calculation will be made on the assumptions that no new extensions of credit or payments will be made between the date of the billing statement and the due date and that there will be no changes in the applicable interest rate. The Bank will debit the Account for the Billed Amount, regardless of the actual amount due on that date (the "Accrued Amount"). If the Billed Amount debited to the Account differs from the Accrued Amount, the discrepancy will be treated as follows:

               (i) If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following due date will be increased by the amount of the discrepancy. The Borrower will not be in default by reason of such discrepancy.

               (ii) If the Billed Amount is more than the Accrued Amount, the Billed Amount for the following due date will be decreased by the amount of the discrepancy.

Regardless of any such discrepancy, interest will continue to accrue based on the actual amount of principal outstanding without compounding. The Bank will not pay the Borrower interest on any overpayment.

     3.5  Banking Days.

          A Banking Day is defined in the Note. All payments and disbursements which would be due on a day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied to the Loan on the next Banking Day.

4.   CONDITIONS

     The Bank must receive the following items, in form and content reasonably acceptable to the Bank, before it is first required to extend any credit to the Borrower under this Agreement:

     4.1  Authorizations.

          Evidence that the execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized.

     4.2  Governing Documents; Good Standing Certificates.

          A copy of the Borrower's and of any Guarantor's charter. Certificate of good standing for the Borrower from the state where formed and from any other state in which the Borrower is required to qualify to conduct its business unless failure to qualify would not have a material adverse effect on Borrower.

     4.3  Loan Documents.

          Duly executed Loan Documents.

     4.4  Legal Opinion.

          A written opinion from the Borrower's legal counsel which is reasonably acceptable to the Bank.

     4.5  Payment of Fees.

          Payment of all accrued and unpaid expenses incurred by the Bank as provided for by the Loan Documents.

     4.6  Other Items.

          Any other documents and other items Bank may reasonably require as conditions precedent to this Agreement.

5.   REPRESENTATIONS AND WARRANTIES

     When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties except as otherwise disclosed to the Bank in the disclosure schedule attached hereto (the "Disclosure Schedule"). Each request for an extension of credit constitutes a renewed representation and warranty subject to the Disclosure Schedule.

     5.1  Organization of Borrower; Good Standing.

          The Borrower is duly formed and existing under the laws of the state where organized. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with any fictitious name statute unless failure to so comply would not have a material adverse effect on Borrower.

     5.2  Authorization; Enforceable Agreement.

          This Agreement and the other Loan Documents are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational documents. To the best of Borrower's knowledge the Loan Documents do not conflict with any laws, agreements, or obligations by which the Borrower is bound. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or document required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

     5.3  Financial Information.

          (a) The balance sheet of the Borrower as of November 30, 1996, and the related profit and loss statement for the period ended on that date, a copy of which have been previously delivered to Bank by the Borrower, and all other financial statements and data submitted in writing by the Borrower to the Bank in connection with the request for the Loan are true and correct in all material respects. Said balance sheet and profit and loss statement present fairly, in all material respects, the financial condition of the Borrower as at the date thereof and the results of the operations of the Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles ("GAAP") on a basis consistently applied, subject to year-end adjustments consisting only of normal recurring accruals and the absence of notes required by GAAP. Except as to the "PaineWebber Acquisition" more specifically described in (i) herein below, the Borrower has no knowledge of any liabilities, contingent or otherwise, not reflected in said balance sheet other than liabilities that would be set forth in notes thereto prepared in accordance with GAAP. Borrower has not entered into any material commitments or material contracts which are not reflected in said balance sheet which may have a materially adverse effect upon its financial condition, operations or business as now conducted. Since said date there have been no changes in the assets or liabilities or financial condition of the Borrower other than changes in the ordinary course of business, and no changes have been materially adverse changes.

               (i) the PaineWebber Acquisition refers to contractual agreements with PaineWebber Incorporated and certain affiliates thereof (collectively, "PaineWebber") concerning the properties commonly known as 1550 Gude Drive, Rockville, Maryland, 1330 Piccard Drive, Rockville, Maryland and 14225 Newbrook Drive, Chantilly, Virginia, which properties must be purchased by Borrower upon the occurrence of certain events. Copies of said contractual agreements shall be furnished to Bank upon request.

          (b) All financial and other information that has been or will be supplied to the Bank, including the financial statements of the Borrower and any Guarantor, is, to the best of Borrower's knowledge:

               (i) sufficiently complete to give the Bank accurate knowledge of the subject's financial condition;

               (ii) in form and content as required by the Bank;

               (iii) in compliance with any government regulations that apply;
and

               (iv) does not fail to state any material facts necessary to make the information contained therein not misleading.

All such information was, to the best of Borrower's knowledge, and will be, prepared in accordance with GAAP unless otherwise noted.

     5.4  Lawsuits.

          There is no lawsuit, arbitration, claim or other dispute pending or to Borrower's knowledge, threatened against the Borrower which, if lost, would materially impair the Borrower's financial condition or ability to repay the Loan, except as has been previously disclosed in writing to the Bank.

     5.5  Title to Assets.

          The Borrower has good and clear title to its assets, and the same are not subject to any mortgages, deeds of trust, pledges, security interests or other encumbrances other than Permitted Liens. Permitted Liens shall mean:

     a.) Mortgages and liens existing on the date hereof, or any mortgage or lien which replaces an existing mortgage or other lien;

     b.) Carriers', warehousemen's, mechanics', landlords', materialmen's suppliers', and other like liens and charges arising by operation of law or in the ordinary course of business, so long as such obligations are not overdue or are the subject of a Permitted Protest. Permitted Protest is defined in Section
6.6 below.

     c.) Liens for unpaid taxes, assessments and government charges that either
(i) are not yet due and payable or (ii) are the subject of a Permitted Protest;

     d.) Liens arising in connection with worker's compensation, unemployment insurance, appeal and release bonds and progress payments under government contracts, so long as such obligations are not overdue or are the subject of a Permitted Protest;

     e.) The, (i) giving, simultaneously with or within (90) days after the acquisition or construction of real property or tangible personal property, of any purchase money lien on real property or tangible personal property hereafter acquired or constructed and not heretofore owned by Borrower, or (ii) the acquiring hereafter of real property or personal tangible property not heretofore owned by Borrower subject to any then existing lien (whether or not assumed) or (iii) any mortgage or lien which replaces such mortgage or lien;

     f.) Judgment liens (in an aggregate amount not to exceed $500,000) in existence 60 days after the entry thereof or the payment of which is covered in full by insurance;

     g.) Pledges or deposits in the ordinary course of business to secure lease or similar obligations;

     h.) Liens to secure the performance of public statutory obligations that are not delinquent, performance bonds or other obligations of a like nature (other than for borrowed money);

     i.) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances;

     j.) Interests or title of lessors or lessees under operating leases and subleases;

     k.) Liens on the equipment and general assets (other than real property) of Borrower to secure Borrower's obligation with respect to indebtedness in a principal amount not to exceed $500,000 incurred in connection with the replacement of the heating, ventilation and air conditioning (HVAC) system located at the 10933 N. Torrey Pines Road property in San Diego, California or any refinancing of said indebtedness;

     l.) With respect to any real property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that do not materially interfere with or impair the use of or operation thereof by Borrower;

     m.) Other liens not to exceed $100,000 in the aggregate at any time; provided that such liens could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of Borrower.

     5.6  Permits, Franchises.

          The Borrower possesses all material permits, franchises, contracts and licenses required and all trademark rights, trade name rights, and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

     5.7  Income Tax Returns.

          To the best of Borrower's knowledge, Borrower has filed all tax returns and reports required to be filed and, unless specifically included as a Permitted Lien or unless the same is the subject of a Permitted Protest, has paid all applicable federal, state and local franchise, income and property taxes which are due and payable. The Borrower has no knowledge of any pending assessments or adjustments of its income taxes or property taxes for any year, except as have been disclosed in writing to the Bank. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

     5.8  ERISA Plans.

          (a) As used herein, (i) "Code" means the Internal Revenue Code of 1986, as amended; (ii) "ERISA" means the Employee Retirement Income Act of 1974, as amended; (iii) "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to ERISA; and (iv) "Plan" means any employee pension benefit plan maintained or contributed to by the Borrower and insured by the PBGC.

          (b) The Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any material liability with respect to any Plan under Title IV of ERISA.

          (c) No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires 30 day notice. No action by the Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA. No material proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

     5.9  Other Obligations.

          The Borrower is not in material default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as has been previously disclosed in writing to the Bank.

     5.10 Event of Default.

          There is no event which is, or with notice or lapse of time or both would be, a default under the Loan Documents.

     5.11 Location of Borrower.

          The Borrower's place of business (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement, 251 South Lake Avenue, Suite 700, Pasadena, CA 91101.

6.   COVENANTS

            The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full under this Agreement:

      6.1   Use of Proceeds.

            To use the proceeds of the Loan only for working capital purposes.

      6.2   Financial Information.

            To provide the following financial information and statements and such additional information as reasonably requested by the Bank from time to time:

            (a) As soon as available but not later than 120 days after the Borrower's and the Guarantor's fiscal year end, the Borrower's and the Guarantor's annual financial statements including balance sheet, income statement and statement of cash flows. These financial statements must be audited and accompanied by the unqualified opinion of a nationally recognized independent public accountant firm ("CPA"). The statements shall be prepared with consolidating schedules.

            (b) As soon as available but not later than 60 days after the quarterly period's end, the Borrower's and the Guarantor's quarterly financial statements, including balance sheet, income statement and statement of cash flows. These financial statements may be Borrower and Guarantor prepared and certified by its chief operating officer. The statements shall be prepared with consolidating schedules.

            (c) Copies of the Borrower's Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K Current Report within 15 days after the date of filing with the Securities and Exchange Commission if at any time during the term of the Loan Borrower should become a publicly traded company, subject to the reporting requirements of the Securities Exchange Act of 1934.

            (d) Concurrently with the financial statements required pursuant to
Section 6.1 (a) and (b) a compliance certificate in the form of Exhibit B to the Agreement ("Compliance Certificate") executed by the chief operating officer of the Borrower demonstrating compliance, in all material respects, with all financial and any other covenants. Notwithstanding anything to the contrary contained herein and without limiting Bank's other rights and remedies, if such certificate is not provided on the due date therefor, Borrower shall be prohibited from any further borrowing under the line of credit until such certificate is provided.

      6.3   Other Information.

            To provide the Bank:

            (a) Promptly after the same are sent or released, copies of all reports generally made available to stockholders, proxy statement and financial statements which Borrower sends to its shareholders, and copies of all press releases made by Borrower and, promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which Borrower may make to or file with any governmental authority.

            (b) Promptly after the same are received, copies of all reports which the independent certified public accountants of Borrower deliver to it.

            (c) Such additional financial and other information as Bank may reasonably request from time to time.

      6.4   Financial Covenants.

            Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, as in effect on the date hereof.

            (a) Tangible Net Worth. To maintain on a consolidated basis tangible net worth equal to at least Thirty Four Million Dollars ($34,000,000.00).

"Tangible net worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from officers of the Guarantor, and officers, directors or shareholders of the Borrower) less total liabilities including accrued and deferred income taxes and any reserves against assets. Excluded from intangible assets shall be prepaid leasing costs, leasing commissions, prepaid offering costs,

"Total Liabilities" means the sum of current liabilities plus long term liabilities and shall include all GAAP liabilities except due from Guarantor or HSP-QRS Corp.

            (b) Total Liabilities plus Specified Contingent Liabilities to Gross Asset Value. To maintain on a consolidated basis a ratio of Total Liabilities plus Specified Contingent Liabilities to Gross Asset Value not exceeding 0.80:1.0.

"Specified Contingent Liabilities" means the sum of all stand-by letters of credit counted at 50% of face value (unless drawn), all guaranties of indebtedness not otherwise counted, and capital lease obligations.

"Gross Asset Value" means cash or cash equivalents plus the fair market value of the income producing real estate assets, as determined by taking the most recent quarter's EBITDA annualized, (adjusting for new property that has not been owned for the full quarter by annualizing "owned to date" NOI) and dividing by the capitalization rate of 11.5%.

            (c) EBITDA less Reserves to Fixed Charges. To maintain on a consolidated basis a ratio of EBITDA less Reserves to Fixed Charges of at least 1.05:1.00.

"EBITDA" means earnings before extraordinary items, valuation adjustments, interest, income taxes, non cash compensation expense associated with stock grants or stock options, and depreciation and amortization over the preceding twelve month period.

"Reserves" is defined as 2.5% of property revenue.

"Fixed Charges" means interest incurred, preferred and common dividends and scheduled principal amortization paid, (excluding balloon payments) over the preceding twelve month period.

            (d) EBITDA to Interest Incurred. To maintain on a consolidated basis an EBITDA to Interest Expense of at least 1.70:1.00.

"Interest Incurred" means the sum of all interest incurred, whether expensed or capitalized (and not previously counted), over the preceding twelve month period.

            (e) Distributions to Shareholders. Distributions to Shareholders not to exceed the greater of (i) 95% of Funds From Operations, or (ii) the minimum amount necessary to retain REIT status.

"Distributions to Shareholders" means all dividends paid over the preceding twelve-month period to either preferred or common stockholders of Health Science Properties, Inc.

"Funds from Operations" (FF0) shall be defined in accordance with the FF0 White Paper prepared in March 1995 by the National Association of Real Estate Trusts (the "White Paper") and shall mean the Borrower's net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property plus depreciation and amortization relating to real property (including real property depreciation, depreciation of trade fixtures and tenant improvements attached or held at the real property, amortization of capitalized leasing expenses, including leasing commissions, tenant allowances or improvements, and the like), and after adjustments for unconsolidated entities in which the REIT holds an interest, and unusual items of expenses, along with significant non-recurring items of expense that materially distort the comparative measurement of the Borrower's performance over time, all over the proceeding twelve month period. The income from unconsolidated entities will be adjusted to reflect FF0 on the same basis.

      6.5   REIT Status.

            At all times, Borrower will use its best efforts to meet all of the applicable requirements set forth in the Code to be eligible for REIT status. Borrower maintains at all times records which disclose the actual ownership of its capital stock as required under the Code. Borrower will at all relevant times use its best efforts to meet all of the asset and income tests for REIT status. In the event of an occurrence of any breach under the Loan Documents, Borrower shall make only the minimum distributions to shareholders required under the Code to maintain its REIT status.

      6.6   Taxes and Other Liabilities.

            To pay and discharge, before the same become delinquent and before penalties accrue thereon, all material taxes, assessments and governmental charges upon or against it or any of its properties, and all its other material liabilities at any time existing, except to the extent and so long as the same are the subject of a Permitted Protest. A Permitted Protest shall exist so long as:

      a.) such Permitted Protest is being contested in good faith and by appropriate proceedings and in such manner as not to cause any materially adverse effect to Borrower's financial condition or the loss of any material right of redemption from any sale thereunder ("Permitted Protest"); and

      b.) Borrower shall have set aside on its books, reserves in accordance with GAAP.

      6.7   Other Unsecured Debts.

            Not to have outstanding or incur any unsecured indebtedness other than to the Bank, or become liable for the debts of others without the Bank's written consent. This requirement does not prohibit:

            (a) Acquiring goods, supplies, or merchandise on normal trade credit incurred in the ordinary course of business;

            (b) Endorsing negotiable instruments received in the usual course of business;

            (c) Additional debt for the acquisition of fixed or capital assets to the extent permitted elsewhere in this Agreement.

            (d) Unsecured indebtedness existing on the date hereof.

            (e) Unsecured indebtedness between the Borrower and Health Science Properties Holding Corporation or any of its direct or indirect subsidiaries.

      6.8   Loans to Officers.

            Not to make any loans, advances or other extensions of credit to any of the Borrower's executives, officers, directors, shareholders, members or partners (or any relatives of any of the foregoing) other than in accordance with stock option and other similar plans in effect on the date hereof.

      6.9   Change of Ownership.

            Not to cause, permit, or suffer any material change, direct or indirect, in the Borrower's capital ownership other than the changes necessary to maintain REIT status; provided, that nothing contained in this Agreement shall prohibit Borrower from merging with or into Health Science Properties Holding Corporation (or any other entity if Borrower shall be the surviving entity) or consummating an initial public offering of its (or its successors) common stock. Nor shall this Agreement prohibit the Borrower from issuing stock options or grants under its stock option plan.

      6.10  Keeping Guarantor Informed.

            To keep any Guarantor informed of Borrower's financial condition and business operations and all other circumstances which may affect Borrower's ability to pay or perform its obligations under the Loan Documents.

      6.11  Notices to Bank.

            To promptly notify the Bank in writing of:

            (a) any Event of Default hereunder or any event which would become an Event of Default hereunder upon the giving of notice, the lapse of time, or both;

            (b) any lawsuit or arbitration over Fifty Thousand Dollars ($50,000) against the Borrower (or any Guarantor);

            (c) any material dispute between the Borrower (or any Guarantor) and any government authority;

            (d) any material adverse change in the Borrower's (or any Guarantor's) financial condition or operations; and

            (e) any change in the Borrower's name or trade name, legal structure, or place of business, (or chief executive office if the Borrower has more than one place of business).

      6.12  Audits; Books and Records.

            To maintain adequate books and records and to allow the Bank and its agents to inspect the Borrower's properties and examine, audit and make copies of books and records at any reasonable time upon reasonable prior notice. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower hereby authorizes that third party to permit the Bank or its agents to have reasonable access upon prior notice to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

      6.13  Corporate Existence; REIT Status.

            Borrower shall, and shall use its best efforts to cause each of its subsidiaries to, preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal course of its business. Borrower shall, from and after the first date it qualifies as a REIT, (the "REIT Date"), use its best efforts to preserve and maintain its status as a REIT. Borrower shall promptly notify Bank of the occurrence of the REIT Date and, prior to such occurrence, from time to time shall keep Bank informed as to the timing of any election by Borrower to be treated as a REIT.

      6.14  Compliance with Laws.

            To comply, in all material respects, with the applicable laws (including any fictitious name statute), regulations, and orders of any government body with authority over the Borrower's business.

      6.15  Preservation of Rights.

            To maintain and preserve in all material respects all applicable rights, privileges, and franchises the Borrower now has.

      6.16  Insurance.

            Borrower shall maintain insurance with respect to its business and property with responsible insurance companies reasonably satisfactory to Bank in such amounts and against such risks (including loss of use and occupancy) as is customarily carried by owners of similar businesses and properties, and it will furnish to Bank, upon request therefor, full information as to the insurance carried, provided that nothing in this Section shall require Borrower to maintain loss of use and occupancy coverage with respect to any of its businesses or properties which are not so covered as of the date of this Agreement.

            Upon the request of the Bank, Borrower shall deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

      6.17  ERISA Plans.

            To give prompt written notice to the Bank of the occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires 30 day notice; any action by the Borrower to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA; any notice of noncompliance made with respect to a Plan under Section 4041(b) of ERISA; or the commencement of any proceeding with respect to a Plan under
Section 4042 of ERISA.

      6.18  Additional Negative Covenants.

            Not to, without the Bank's written consent:

            (a) engage in any business activities substantially different from the Borrower's present business;

            (b) liquidate or dissolve the Borrower's business;

            (c) enter into any consolidation, merger, pool, syndicate, or other combination; provided that nothing in this Agreement shall prohibit Borrower from merging with or into Health Science Properties Holding Corporation (or any other entity if Borrower shall be the surviving entity) or consummating an initial public offering of its (or its successor) common stock;

            (d) lease, or dispose of all or a substantial part of the Borrower's business or the Borrower's assets except in the ordinary course of the Borrower's business;

            (e) acquire or purchase a business or its assets;

            (f) sell or otherwise dispose of any assets for less than fair market value or enter into any sale and leaseback agreement covering any of its fixed or capital assets other than in the ordinary course of business.;

            (g) suspend its business activity for more than two business days;

            (h) use any proceeds of the Loan, directly or indirectly, to purchase or carry, or reduce or retire any loan incurred to purchase or carry any "Margin Stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock;

            (i) use any proceeds of the Loan for personal, family, household or other consumer purposes.

      6.19  Cooperation.

            To take any action reasonably requested by the Bank to carry out the intent of the Loan Documents.

7.    COLLATERAL.

      This line of credit is unsecured.

8.    DEFAULT

      If any of the following events occurs (an "Event of Default"), the Bank may declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. However, if a bankruptcy petition is filed with respect to the Borrower, the entire debt outstanding under this Agreement shall automatically be due immediately.

      8.1   Failure to Pay.

            The Borrower fails to make a payment of principal or interest due under the Loan Documents and does not cure such failure within fifteen (15) days after the date such payment was due.

      8.2   False Information.

            The Borrower has given the Bank materially false or materially misleading information or representations.

      8.3   Bankruptcy.

            The Borrower or any Guarantor files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against the Borrower or any Guarantor. The default will be deemed cured if any bankruptcy petition filed against the Borrower or any Guarantor is dismissed within a period of 45 days after the filing; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

      8.4   Receivers.

            A receiver or similar official is appointed for the Borrower's or any Guarantor's business (or any general partner or majority shareholder of either), or the business is terminated.

      8.5   Change of Management.

            Borrower fails to employ at all times in the capacity as each currently holds or in a more senior position, at least one of either Joel Marcus or Jerry Sudarsky and said Joel Marcus or Jerry Sudarsky is not replaced within thirty (30) days by someone satisfactory to the Bank as being a comparable substitute.

            Dissolution, termination or liquidation of Guarantor, except as allowed in Section 6.9 above.

      8.6   Judgments.

            Any judgment or arbitration award is entered against the Borrower or any Guarantor, and the same is not released, discharged or bonded against pending appeal before thirty (30) days of the date it first arises, or the Borrower or any Guarantor enters into any settlement agreement with respect to any litigation, claim or arbitration, in an aggregate amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) or more.

      8.7   ERISA Plans.

            The occurrence of any of the following event(s) with respect to the Borrower, provided such event(s) could reasonably be expected, in the judgment of the Bank, to subject the Borrower to any tax, penalty or liability (or any combination of the foregoing) which in the aggregate could have a material adverse effect on the financial condition of the Borrower with respect to a
Plan:

A reportable event occurs with respect to a Plan which in the reasonable judgment of the Bank may result in the termination of such Plan for purposes of ERISA.

Any Plan termination (or commencement of proceedings to terminate a Plan) or the Borrower's full or partial withdrawal from a Plan.

      8.8   Government Action.

            Any government authority takes material action that the Bank believes materially adversely affects the Borrower's or any Guarantor's financial condition or ability to repay the Loan.

      8.9   Material Adverse Change.

            A material adverse change occurs in the Borrower's or any Guarantor's financial condition, properties or prospects, or ability to repay the Loan.

      8.10  Default under Related Documents.

            Any guaranty, or other document required by this Agreement is materially breached, violated or is no longer in effect.

      8.11  Other Breach Under This Agreement.

            The Borrower fails to meet the conditions of or fails to materially perform any obligation under any term of this Agreement not specifically referred to in this Article. If, in the Bank's opinion, the breach is capable of being remedied, the breach will not be considered an Event of Default under this Agreement for a period of thirty (30) days after the date on which the Bank gives written notice of the breach to the Borrower; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

      8.12  Cross-Default

            Any material default occurs under any agreement in connection with any credit the Borrower has obtained from the Bank or any other creditor or which the Borrower has guaranteed.

9.    ENFORCING THIS AGREEMENT; MISCELLANEOUS

      9.1   Remedies.

            If an Event of Default occurs under the Loan Documents, Bank may exercise any right or remedy which it has under any of the Loan Documents or which is otherwise available at law or in equity. All of Bank's rights and remedies shall be cumulative. If an Event of Default occurs, at Bank's option, exercisable in its sole discretion, all of Borrower's obligations under the Loan Documents will become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

      9.2   California Law.

            This Agreement is governed by California law but without regard to the choice of law rules of California.

      9.3   Arbitration.

            (a) Mandatory Arbitration. Except as provided below, any controversy or claim between or among the parties, arising out of or relating to this Agreement or the other Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered into any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

            (b) Provisional Remedies, Self-Help and Foreclosure. No provision of this Agreement shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

      9.4   Presentment, Demands and Notice.

            The Bank shall be under no duty or obligation to make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligation or indebtedness under the Loan Documents.

      9.5   Indemnification.

            Borrower shall indemnify, save, and hold harmless the Bank and its directors, officers, agents and employees (collectively the "Indemnitees") from and against:

            (a) Any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, charges, expenses or disbursements (including reasonable attorneys' fees) of any kind with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents, and the transactions contemplated hereby, and with respect to any investigation, litigation or proceeding related to this Agreement, the other Loan Documents, the Loan or the use of the proceeds thereof, whether or not any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities arising from the gross negligence, willful misconduct or bad faith of such Indemnitee.

            (b) Any and all writs, subpoenas, claims, demands, actions, or causes of action that are served on or asserted against any Indemnitee (if directly or indirectly related to a writ, subpoena, claim, demand, action, or cause of action against Borrower or any affiliate of Borrower); and any and all liabilities, losses, costs, or expenses (including attorneys' fees) that any Indemnitee suffers or incurs as a result of any of said matters.

            The obligations of the Borrower under this section shall survive payment of the Loan and assignment of any rights hereunder.

      9.6   Attorneys' Fees.

            In the event of a lawsuit or arbitration proceeding, including any tort proceeding, between or among the parties hereto, the prevailing party is entitled to recover costs and reasonable attorneys' fees (including any allocated costs of in-house counsel) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

      9.7   Notices.

            All notices required under this Agreement shall be personally delivered or sent by registered or certified mail, postage prepaid, or facsimile transmission to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing. Notices shall be effective upon receipt or when proper delivery is refused.

      9.8   Multiple Borrowers.  Intentionally Deleted.

      9.9   General Partners.  Intentionally Deleted.

      9.10  Successors and Assigns.

            This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement or the other Loan Documents without the Bank's prior consent. The Bank may sell participations in or assign this Loan, and may provide financial information about the Borrower to actual or potential participants or assignees, without consent of Borrower.

      9.11  No Third Parties Benefited.

            This Agreement is made and entered into for the sole protection and benefit of Bank and Borrower and their successors and assigns. No trust fund is created by this Agreement and no other persons or entitles shall have any right of action under this Agreement or any right to the Loan funds.

      9.12  Integration; Relation to Any Loan Commitment; Headings.

            The Loan Documents (a) integrate all the terms and conditions in or incidental to this Agreement, (b) supersede all oral negotiations and prior writings with respect to their subject matter, including any loan commitment to Borrower, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail. Headings and captions are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement. The exhibits to this Agreement are hereby incorporated in this Agreement.

      9.13  Interpretation.

            (a) Time is of the essence in the performance of this Agreement by Borrower.

            (b) The word "include(s)" means "include(s), without limitation," and the word "including" means "including but not limited to." No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement.

      9.14  Severability; Waivers; Amendments.

            This Agreement may not be modified or amended except by a written agreement signed by the parties. Any consent or waiver under this Agreement must be in writing. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. If the Bank waives a default, it may enforce a later default. No waiver shall be construed as a continuing waiver. No waiver shall be implied from Bank's delay in exercising or failure to exercise any right or remedy against Borrower. Consent by Bank to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Bank's consent to be obtained in any future or other instance. The Bank retains all of its rights and remedies, even if it makes an advance after a default.

      9.15  Confidentiality.

            Bank agrees that any information provided to Bank in connection herewith shall be treated by Bank in a confidential manner, and shall not be disclosed by it to persons who are not parties to the Loan Documents; except:
(a) to counsel for and other advisors, accountants, and auditors to Bank; (b) as may be required by statute, decision, or judicial or administrative order, rule, or regulation or governmental or regulatory authority to which Bank is or may become subject; (c) as may be agreed to in advance; (d) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Bank or becomes available on a non-confidential basis from a third party); (e) to any person and in any proceeding necessary in Bank's reasonable judgment to protect Bank's interest in connection with any claim or dispute involving Bank; and (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participation, or pledge or prospective pledge of Bank's interests under this Agreement, provided that any such counsel, advisors, accountants, auditors and any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to take its interest under the Loan Documents subject to the terms hereof. The provisions of the Section 9.15 shall survive for two years after the full and final repayment of the Loan.

      9.16  Counterparts.

            This Agreement may be executed in counterparts each of which, when executed, shall be deemed an original, and all such counterparts shall constitute one and the same agreement.

This Agreement is executed as of the date stated at the top of the first page.


Bank of America National                   Health Science Properties, Inc.,
Trust and Savings Association               a Maryland Corporation

By /s/ Carol Settles                       By /s/ Joel S. Marcus
   -----------------------------              -----------------------------
Title  VP                                  Title  Vice Chairman/COO
      --------------------------                 --------------------------
By                                         By /s/ Jerry Sudarsky
   -----------------------------              -----------------------------
Title                                      Title  Chairman/CEO
      --------------------------                 --------------------------

Address where notices to                   Address where notices to
the Bank are to be sent:                   the Borrower are to be sent:

Bank of America NT & SA                    251 South Lake Avenue
CRESG/National Accounts, LA #1357          Suite 700
555 South Flower Street, 6th Floor         Pasadena, CA  91101
Los Angeles, CA 90071

              EXHIBIT A to Unsecured Line of Credit Loan Agreement
                                BORROWING NOTICE

                            _________________, 199___

Bank of America National Trust
 and Savings Association
CRESG National Accounts #1357
555 South Flower Street, 6th Floor
Los Angeles, CA  90071

Re: Line of Credit Loan Agreement dated as of January 24, 1997 (the "Agreement") between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank") and HEALTH SCIENCE PROPERTIES, INC., a Maryland corporation ("Borrower")

Dear Sir or Madam:

            Reference is made to the Agreement. Capitalized terms used in this Borrowing Notice without definition have the meanings specified in the Agreement.

            Pursuant to the Agreement, notice is hereby given that the Borrower desires that the Bank make the advance described in attached Schedule 1 (the "Advance"). The Borrower hereby certifies that:

            (1) Commitment. To the best of Borrower's knowledge, the outstanding amount of the Line of Credit shall not, after giving effect to the making of the Advance, exceed the Commitment;

            (2) Representations and Warranties. To the best of Borrower's knowledge, all representations and warranties of the Borrower contained in the Agreement and the other Loan Documents are true and correct as of the date hereof and shall be true and correct on the date of the Advance, both before and after giving effect to the Advance; provided, however, that the representations and warranties of the Borrower set forth in the Agreement regarding financial statements shall be deemed to be made with respect to the financial statements most recently delivered to the Bank pursuant to the Agreement;

            (3) No Event of Default. To the best of Borrower's knowledge no Event of Default exists as of the date hereof or will result from the making of the Advance or would result after notice or passage of time;

            (4) Use of Proceeds. The proceeds of the Advance will be used only as permitted by the Agreement;

            (5) No Material Adverse Effect. To the best of Borrower's knowledge, no act, omission, change or event which would have a material adverse effect on the Borrower has occurred since the Date of the Agreement.

            (6) Other Conditions. Enclosed are the documents and information required under the Agreement by Bank as a condition to this Advance.


                                        HEALTH SCIENCE PROPERTIES, INC.

                                        By: _____________________________
                                        Its: ____________________________

                                        By: _____________________________
                                        Its: ____________________________

Schedule 1
to Borrowing Notice

                                 REQUESTED LOAN

Amount of Requested Advance:                               $____________________

Designation of Interest Rate:
(Portion of requested advance to be funded at a Reference-based Rate and/or a Libor Alternative.)

    (1)  Reference based Rate advance:                     $____________________

    Requested Reference based Rate borrowing date: ____________________ (must be a Banking Day)

    (2)   Libor Alternative advance:
    Amount:  (Must be at least $500,000.00)                $____________________

    Requested Libor Alternative advance
    borrowing date:............................... ____________________
    (must be a Banking Day at least three (3)
    Banking Days after date of this notice)

    Contract Rate Period:                          ____________________
              (1,2,3 OR 6 months but not beyond the Maturity date)

              EXHIBIT B to Unsecured Line of Credit Loan Agreement

                             COMPLIANCE CERTIFICATE

                               ____________, 1997

Bank of America National Trust and
Savings Association

      Re: Unsecured Line of Credit Loan Agreement, dated as of January 24, 1997 (the "Loan Agreement"), by and between HEALTH SCIENCES PROPERTIES, INC., a Maryland corporation (the "Borrower"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, (the "Bank")

Ladies and Gentlemen:

      Reference is made to the Loan Agreement. Each initially capitalized term not defined in this Compliance Certificate (including the schedules and other attachments hereto, this "Certificate") shall have the meaning ascribed to such term in the Loan Agreement.

      Pursuant to Section 6 of the Loan Agreement, the Borrower hereby certifies to the Bank that, to the best of the undersigned's knowledge after diligent inquiry, the information furnished in the attached schedules, including, without limitation, each of the calculations in attached Schedule 1 and the related attachments with respect to the covenants of the Borrower in Section 6.4 of the Loan Agreement is true, correct and complete in all material respects as of the last day of the fiscal period subject to the financial statements being delivered to the Bank pursuant to Section 6.2 of the Loan Agreement together with this Certificate (such statements the "Financial Statements" and the periods covered thereby the "Reporting Periods") and for such Reporting Period.

      The Borrower hereby further certifies to Bank that, to the best of the Borrower's knowledge after diligent inquiry:

      (1) Review of Financial Condition. The undersigned has reviewed the terms of the Loan Agreement, including, without limitation, the representations and warranties set forth in Section 5 thereof and the covenants set forth in Section
6.4 thereof, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower, the Guarantor, and its respective Subsidiaries during the Reporting Periods. The Financial Statements accurately present in all material respects the financial position of the Borrower, the Guarantor, and its respective Subsidiaries as of the date thereof and for the Reporting Periods covered thereby.

      (2) Representations and Warranties. The representations and warranties of the Borrower, the Guarantor, and its respective Subsidiaries contained in the Loan Documents are true and correct in all material respects as of the date hereof and were true and correct at all times during the Reporting Periods;
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HEALTH SCIENCES PROPERTIES, INC.
Compliance Certificate - Page 2


      (3) Covenants. During the Reporting Period, the Borrower, the Guarantor, and its respective Subsidiaries observed and performed in all material respects all of their respective covenants and other agreements under the Loan Documents, and satisfied each of the conditions contained therein to be observed, performed or satisfied by the Borrower, the Guarantor, and its respective Subsidiaries.

          No Default; Event of Default. No Default or Event of Default exists as of the date hereof or existed at any time during the Reporting Period.

      IN WITNESS WHEREOF, this Certificate is executed by the undersigned this 24th day of January, 1997.

                                        By: Health Science Properties, Inc.,
                                            a Maryland Corporation

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________
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HEALTH SCIENCES PROPERTIES, INC.
Compliance Certificate - Page 3


                                   Schedule 1
                            to Compliance Certificate


                               COVENANT COMPLIANCE

                       As of______________________, 199__
                 and for the period from _______________, 199__
                            to ______________, 199__

I. Financial Covenants

      A. Tangible Net Worth (Section 6.4(a)) as of ____________, 199__ is _____________. Net Worth to be at least $34,000,000 at any time


      B. Total Liabilities to Gross Asset Value (Section 6.4(b)) as of _____________, 199__ must not exceed 0.80:1.00 at any time

Gross Asset Value:

EBITDA of the Company,
and its Subsidiaries for the
end of the most recent
quarter (except NOI from
those properties which were
owned less than one full
quarter)                                           (B-1) $________

Annualization of(B-1)[B-1)
x4]                                                (B-2) $________

Item (B-2) capitalized at the
cap rate of ll.5%                                  (B-3) $________

Partial quarter NOI* pro-
rated on a 30 day basis                            (B-4) $________

Item (B-4) annualized by
multiplying by 12                                  (B-5) $________

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HEALTH SCIENCES PROPERTIES, INC.
Compliance Certificate - Page 4


Item (B-5) capitalized at the
cap rate of ll.5%                                  (B-6) $________

All cash (including Restricted
Cash) and the fair market
value of all Cash Equivalents
held as of the last day of such
quarter                                            (B-7) $________

Total Gross Asset Value [sum
of Items (B-3), (B-6) and
(B-7)]                                             (B-8) $________

Total Liabilities plus Specified
Contingent Liabilities of the
Company, and its Respective
Subsidiaries on a consolidated
basis                                              (A) $________

Leverage based on GAV,
divide Item (A) by Item (B-8)                      (B) ________

Covenant compliance? (Item
(B) must not exceed 80%                            (C) ________ (yes or no)

            *NOI is defined as revenue generated from property, less operating expenses, excluding depreciation and financing costs

      C. Interest Coverage Ratio (Section 6.4(d)) for the period from _____________, 199__ to ________, 199__
            [to be at least 1.70:1.00 for any fiscal quarter or year end]

Net Income (or Net
Loss)(without giving effect
to extraordinary gains or
losses) for the preceding 12
month period                                       (D-1) $________

Interest Expense over the
preceding 12 month period                          (D-2) $________

Valuation adjustments for
the preceding 12 month                             (D-3) $________
period
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HEALTH SCIENCES PROPERTIES, INC.
Compliance Certificate - Page 5


  Depreciation and
  amortization expenses
  over the preceding 12
  month period                                     (D-4) $________

  Income Tax expense over
  the preceding 12 month
  period                                           (D-5) $________

Compensation expense
associated with stock
agreements and stock options                       (D-6) $________

EBITDA [sum of Items (D-1)+(D2)+(D3)+(D4)+(D5)+D6] (D-7) $________


Interest Incurred                                  (D-8) $________

  EBITDA to Interest Incurred
  [(D-7) divided by (D-8)]                         (D-9) $________

  Covenant compliance - is
  (D-9) >= 1.70                                    (H) ________ (yes or no)



      D. EBITDA Less Reserves to Fixed Charges (Section 6.4(c)) for the period from _________, 199__ to _______, 199__ to be at least
            1.05:1.00

EBITDA                                             (D-7) $________

Revenues from Real Estate
properties over preceding                          (E-1) $________
l2month period

Reserves = (E-1) * 2.5%                            (E-2) $________

  Interest Incurred                                (D-2) $________

  Preferred and common
  dividends paid or accrued
  (if not already counted)
  over the preceding 12
  month period                                     (E-4) $________
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HEALTH SCIENCES PROPERTIES, INC.
Compliance Certificate - Page 6


  Scheduled principal
  amortization paid or
  accrued over the preceding
  12 month period                                  (E-5) $________

Fixed Charges [sum of Items
(D-2)+(E-4)+(E-5)]                                 (E-6) $________

EBITDA Less Reserves to
Fixed Charges [Item (D6)
minus (E-2) divided by (E-6)]                      (F)    ________

Covenant Compliance? (Item
(F) must to be at least
1.05:1.00)                                         (R)    ________ (yes or no)

      E. Distributions (Section 6.4) for the period from __________, 199__ to ___________, 199__ (four consecutive quarters)
            [not to exceed 95% of Funds From Operations]

  Net income                                       (D-1) $________

  Real estate depreciation and other
  adjustments to FF0 as defined in
  6.4 (e) over the preceding 12
  month period                                     (F-3) $________

Funds From Operations (FFO) (D-1)
minus (D-3)                                        (F-4) $________

Distributions as defined in Section
6.4(e) of the Loan Agreement                       (G)   $________

Distributions (G) divided by FF0
(F-4)                                              (F-5)  ________

Distributions shall not exceed 95% of
FF0 (Item (F-5)                                    (U)  ________ (yes or no)
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HEALTH SCIENCES PROPERTIES, INC
Compliance Certificate - Page 7


      F. REIT Status (Section 6.5)

      At all relevant times, Borrower has met all of the applicable requirements set forth in the in the Internal Revenue Code to be eligible for REIT
      status                                               __________(yes or no)

      G. Change of Management (Section 6.20)

      Borrower shall at all times have at least one of either Joel Marcus or Jerry Sudarsky employed by the Borrower in the capacity as each held as of
      12/20/96 or a more senior capacity.                  __________(yes or no)